Exhibit 99.1

Red Hat Reports Second Quarter Results for Fiscal Year 2016

  Quarterly total revenue of $504 million, up 13% year-over-year
  Quarterly subscription revenue of $442 million, up 13% year-over-year
  Quarterly operating cash flow of $120 million, up 12% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--September 21, 2015--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the second quarter of fiscal year 2016 ended August 31, 2015.

“Strong execution in Q2 contributed to total revenue results that exceeded 21% year-over-year growth on a constant currency basis. We were pleased with the progress of our technologies that address cloud deployments across multiple footprints. Specifically in this quarter, we achieved a public cloud milestone in our Certified Cloud and Service Provider program of an annualized run-rate of $100 million.” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “We are also thrilled to be the first open source company to achieve an annualized run-rate of $2 billion in revenue this quarter. In addition, we believe Red Hat is well-positioned for the second half of the fiscal year as we continue to benefit from delivering innovation to our customers.”

“We exceeded guidance across a number of financial metrics. Our growth in revenue led to strong growth of non-GAAP operating income and non-GAAP EPS of 13% and 15%, respectively. We also continued to invest in our initiatives to deliver open, hybrid cloud solutions which support our long-term growth opportunities,” stated Frank Calderoni, Executive Vice President, Operations and Chief Financial Officer of Red Hat. “Our year-to-date operating cash flow was $329 million, up 21% compared to the first half of FY15. We also returned additional value to shareholders in the form of a $70 million share repurchase in the quarter”.

Revenue: Total revenue for the quarter was $504 million, up 13% in U.S. dollars year-over-year, or 21% measured in constant currency. Constant currency references in this release are as detailed in the tables below. Subscription revenue for the quarter was $442 million, up 13% in U.S. dollars year-over-year, or 21% measured in constant currency.

Subscription Revenue Breakout: Subscription revenue in Infrastructure-related offerings for the quarter was $363 million, an increase of 9% in U.S. dollars year-over-year and 17% measured in constant currency. Subscription revenue in Application Development-related and other emerging technologies offerings for the quarter was $79 million, an increase of 37% in U.S. dollars year-over-year and 48% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $76 million, up 19% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets and transaction costs related to business combinations, as detailed in the tables below, non-GAAP operating income for the second quarter was $123 million, up 13% year-over-year. For the second quarter, GAAP operating margin was 15.2% and non-GAAP operating margin was 24.4%.

Net Income: GAAP net income for the quarter was $51 million, or $0.28 per diluted share, compared with $47 million, or $0.25 per diluted share, in the year-ago quarter. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations, and non-cash interest expense from accretion of debt discount, as detailed in the tables below, non-GAAP net income for the quarter was $88 million, or $0.47 per diluted share, as compared to $78 million, or $0.41 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $120 million for the second quarter, an increase of 12% on a year-over-year basis. Total cash, cash equivalents and investments as of August 31, 2015 was $2.0 billion after repurchasing approximately $70 million, or approximately 895 thousand shares, of common stock in the second quarter. As of August 31, 2015, the remaining balance in the current repurchase authorization was approximately $430 million.

Deferred Revenue: At quarter end, the company’s total deferred revenue balance was $1.41 billion, an increase of 13% on a year-over-year basis. The negative impact to total deferred revenue from changes in foreign exchange rates was $91 million year-over-year. On a constant currency basis, total deferred revenue would have been up 20% year-over-year as detailed in the tables below.

Outlook

Red Hat’s outlook assumes similar business conditions and foreign exchange rates as of September 18, 2015. The full year revenue guidance is increased to $2.034 billion to $2.044 billion. Full year non-GAAP operating margin is targeted to 23.6%, and cash flow is increased to $690 million to $705 million. Full year diluted non-GAAP earnings per share guidance is in the range of $1.85-$1.87 per share, assuming a $1 million per quarter forecast for other income, a 29% annual effective tax rate and 186 million fully diluted shares outstanding. Non-GAAP guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $160 million, amortization of intangible assets expense of approximately $24 million and non-cash interest expense from accretion of debt discount of approximately $19 million.

For the third quarter, Red Hat’s outlook is for revenue of $519 million to $523 million, non-GAAP operating margin of approximately 23.0% and non-GAAP earnings per share of $0.47. Non-GAAP guidance is derived by subtracting the estimated third quarter impact of non-cash share-based compensation expense of approximately $42 million and amortization of intangible assets of approximately $6 million, and non-cash interest expense from accretion of debt discount of approximately $5 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements below for information on the factors that could cause our actual results to differ materially.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a transcript of prepared remarks and a presentation containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the effects of industry consolidation; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, Red Hat Enterprise Linux, the Shadowman logo, and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014
Revenue:

Subscriptions	$441,526	$389,495	$866,319	$761,462
Training and services	62,622	56,404	118,830	108,191

Total subscription, training and services revenue	504,148	445,899	985,149	869,653

Cost of revenue:

Subscriptions	30,996	27,791	60,843	55,551
Training and services	44,968	39,383	86,519	76,066

Total cost of subscription, training and services revenue	75,964	67,174	147,362	131,617

Total gross profit	428,184	378,725	837,787	738,036

Operating expense:
Sales and marketing	205,101	174,520	403,973	351,358
Research and development	102,488	95,265	199,919	185,204
General and administrative	44,125	44,713	86,496	86,284

Total operating expense	351,714	314,498	690,388	622,846

Income from operations	76,470	64,227	147,399	115,190
Interest income	2,895	2,010	5,611	3,852
Interest expense	5,733	-	11,448	-
Other income (expense), net	(1,245)	(289)	(1,448)	68

Income before provision for income taxes	72,387	65,948	140,114	119,110
Provision for income taxes	20,992	19,125	40,633	34,542

Net income	$51,395	$46,823	$99,481	$84,568

Net income per share:
Basic	$0.28	$0.25	$0.54	$0.45
Diluted	$0.28	$0.25	$0.53	$0.44

Weighted average shares outstanding:
Basic	183,179	188,162	183,155	188,767
Diluted	186,750	190,755	186,493	191,135

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	August 31,	February 28,
	2015	2015 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$991,607	$1,047,473
Investments in debt and equity securities	180,806	215,254
Accounts receivable, net	302,098	468,021
Deferred tax assets, net	99,184	86,796
Prepaid expenses	130,413	150,715
Other current assets	1,853	1,980

Total current assets	1,705,961	1,970,239

Property and equipment, net	164,718	172,151
Goodwill	928,178	927,060
Identifiable intangibles, net	127,888	134,276
Investments in debt securities	823,417	546,016
Other assets, net	51,309	53,243

Total assets	$3,801,471	$3,802,985

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$212,828	$237,733
Deferred revenue	1,047,732	1,095,115
Other current obligations	1,839	1,844

Total current liabilities	1,262,399	1,334,692

Convertible notes	724,621	715,402
Long term deferred revenue	365,708	387,213
Other long term obligations	80,693	77,340
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	2,094,202	1,963,851
Retained earnings	999,854	900,373
Treasury stock, at cost	(1,660,580)	(1,515,288)
Accumulated other comprehensive loss	(65,449)	(60,621)

Total stockholders' equity	1,368,050	1,288,338

Total liabilities and stockholders' equity	$3,801,471	$3,802,985

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$51,395	$46,823	$99,481	$84,568
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	18,538	19,539	37,085	38,463
Share-based compensation expense	40,537	36,605	77,059	65,319
Deferred income taxes	(3,843)	975	(1,929)	3,905
Net amortization of bond premium on available-for-sale debt securities	3,139	2,525	5,736	4,558
Accretion of debt discount and amortization of debt issuance costs	5,222	595	10,417	-
Other	1,078	-	1,908	(353)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(17,908)	(18,349)	161,479	78,231
Prepaid expenses	13,077	(2,391)	12,651	(7,580)
Accounts payable and accrued expenses	34,415	27,266	(17,932)	29,921
Deferred revenue	(25,017)	(6,209)	(56,579)	(25,957)
Other	(356)	358	(340)	1,349

Net cash provided by operating activities	120,277	107,737	329,036	272,424

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(196,613)	(50,567)	(602,824)	(319,141)
Proceeds from sales and maturities of available-for-sale debt securities	170,617	140,101	353,200	409,532
Acquisition of businesses, net of cash acquired	(1,700)	(66,183)	(1,700)	(217,804)
Purchase of other intangible assets	(2,068)	(1,198)	(5,997)	(1,751)
Purchase of property and equipment	(10,277)	(14,290)	(20,973)	(22,884)
Other	(1,159)	(1,038)	(3,158)	2,434

Net cash provided by (used in) investing activities	(41,200)	6,825	(281,452)	(149,614)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	2,812	423	9,231	1,409
Proceeds from exercise of common stock options	480	644	2,589	689
Purchase of treasury stock	(70,079)	(80,028)	(70,079)	(160,061)
Payments related to net settlement of employee share-based compensation awards	(7,726)	(3,831)	(32,937)	(17,561)
Payments on other borrowings	(385)	(1,635)	(737)	(1,990)

Net cash used in financing activities	(74,898)	(84,427)	(91,933)	(177,514)

Effect of foreign currency exchange rates on cash and cash equivalents	(3,494)	(8,902)	(11,517)	(6,657)
Net increase (decrease) in cash and cash equivalents	685	21,233	(55,866)	(61,361)
Cash and cash equivalents at beginning of the period	990,922	564,148	1,047,473	646,742

Cash and cash equivalents at end of period	$991,607	$585,381	$991,607	$585,381

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

Cost of revenue	$4,151	$3,425	$7,877	$6,543
Sales and marketing	16,782	13,691	32,194	23,929
Research and development	12,022	11,098	22,897	19,962
General and administration	7,582	8,391	14,091	14,885
Total share-based compensation expense	$40,537	$36,605	$77,059	$65,319

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

Cost of revenue	$2,618	$2,486	$5,192	$5,102
Sales and marketing	2,010	1,992	4,014	3,574
Research and development	292	959	542	1,917
General and administration	1,160	1,607	2,212	3,035
Total amortization of intangible assets expense	$6,080	$7,044	$11,960	$13,628

Non-cash interest expense from accretion of debt discount included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

Total non-cash interest expense from accretion of debt discount	$4,620	-	$9,219	-

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

Transaction costs related to business combinations	$51	$949	$51	2,940

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

GAAP net income	$51,395	$46,823	$99,481	$84,568

Provision for income taxes	20,992	19,125	40,633	34,542

GAAP income before provision for income taxes	$72,387	$65,948	$140,114	$119,110

Add: Non-cash share-based compensation expense	40,537	36,605	77,059	65,319
Add: Amortization of intangible assets	6,080	7,044	11,960	13,628
Add: Non-cash interest expense from accretion of debt discount	4,620	-	9,219	-
Add: Transaction costs related to business combinations	51	949	51	2,940

Non-GAAP adjusted income before provision for income taxes	$123,675	$110,546	$238,403	$200,997

Provision for income taxes	35,866	32,058	69,137	58,289

Non-GAAP adjusted net income (basic and diluted)	$87,809	$78,488	$169,266	$142,708

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	186,750	190,755	186,493	191,135
Dilution offset from convertible note hedge transactions	(585)	-	(329)	-
Non-GAAP diluted weighted average shares outstanding	186,165	190,755	186,164	191,135

Non-GAAP adjusted net income per share:
Basic	$0.48	$0.42	$0.92	$0.76
Diluted	$0.47	$0.41	$0.91	$0.75

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

GAAP gross profit	$428,184	$378,725	$837,787	$738,036

Add: Non-cash share-based compensation expense	4,151	3,425	7,877	6,543
Add: Amortization of intangible assets	2,618	2,486	5,192	5,102

Non-GAAP gross profit	$434,953	$384,636	$850,856	$749,681

Non-GAAP gross margin	86.3%	86.3%	86.4%	86.2%

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

GAAP operating expenses	$351,714	$314,498	$690,388	$622,846

Deduct: Non-cash share-based compensation expense	(36,386)	(33,180)	(69,182)	(58,776)
Deduct: Amortization of intangible assets	(3,462)	(4,558)	(6,768)	(8,526)
Deduct: Transaction costs related to business combinations	(51)	(949)	(51)	(2,940)

Non-GAAP adjusted operating expenses	$311,815	$275,811	$614,387	$552,604

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2015	2014	2015	2014

GAAP operating income	$76,470	$64,227	$147,399	$115,190

Add: Non-cash share-based compensation expense	40,537	36,605	77,059	65,319
Add: Amortization of intangible assets	6,080	7,044	11,960	13,628
Add: Transaction costs related to business combinations	51	949	51	2,940

Non-GAAP adjusted operating income	$123,138	$108,825	$236,469	$197,077

Non-GAAP adjusted operating margin	24.4%	24.4%	24.0%	22.7%

	Three Months Ended
	August 31,	August 31,	Year-Over-Year
	2015	2014	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$362,926	$331,967	9.3%
Adjustment for currency impact	$24,781	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$387,707	$331,967	16.8%

Application development-related and other emerging technology offerings	$78,600	$57,528	36.6%
Adjustment for currency impact	6,341	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$84,941	$57,528	47.7%

GAAP subscription revenue	441,526	389,495	13.4%
Adjustment for currency impact	31,122	-
Non-GAAP subscription revenue on a constant currency basis	$472,648	$389,495	21.3%

GAAP training and services revenue	$62,622	$56,404	11.0%
Adjustment for currency impact	5,688	-
Non-GAAP training and services revenue on a constant currency basis	$68,310	$56,404	21.1%

GAAP total subscription, training and services revenue	$504,148	$445,899	13.1%
Adjustment for currency impact	36,810	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$540,958	$445,899	21.3%

	Six Months Ended
	August 31,	August 31,	Year-Over-Year
	2015	2014	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$716,667	$651,018	10.1%
Adjustment for currency impact	$49,786	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$766,453	$651,018	17.7%

Application development-related and other emerging technology offerings	$149,652	$110,444	35.5%
Adjustment for currency impact	12,593	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$162,245	$110,444	46.9%

GAAP subscription revenue	866,319	761,462	13.8%
Adjustment for currency impact	62,379	-
Non-GAAP subscription revenue on a constant currency basis	$928,698	$761,462	22.0%

GAAP training and services revenue	$118,830	$108,191	9.8%
Adjustment for currency impact	10,714	-
Non-GAAP training and services revenue on a constant currency basis	$129,544	$108,191	19.7%

GAAP total subscription, training and services revenue	$985,149	$869,653	13.3%
Adjustment for currency impact	73,093	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$1,058,242	$869,653	21.7%

RED HAT, INC.
Supplemental Information
(Unaudited)
(In thousands - except per share amounts)

Change in deferred revenue balances	Current Deferred Revenue	Long Term Deferred Revenue	Total Deferred Revenue

Balance at August 31, 2014	920,605	331,192	1,251,797
Constant currency change in deferred revenue	186,313	65,947	252,260
Impact from foreign currency translation	(59,186)	(31,431)	(90,617)
Balance at August 31, 2015	1,047,732	365,708	1,413,440

Year-over-year growth rate	13.8%	10.4%	12.9%

Year-over-year growth rate on a constant currency basis	20.2%	19.9%	20.2%

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com